SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C.  20549
				   FORM 8-K

				Current Report

		Pursuant to Section 13 or 15(d) of the Securities
			 Exchange Act of 1934

		Date of Report (date of earliest event reported):
				September 13, 2002

		   	MMCA  Auto  Owner Trust 2002-3
	              (Issuer with respect to the Notes)
			MMCA  AUTO  Receivables Trust II
		(Originator of MMCA Auto Owner Trust 2002-3)
             ______________________________________________________
	     (Exact Name of Registrant as Specified in its Charter)


		Delaware  				33-0869011
	____________________________		________________________
	(State or other jurisdiction		(Commission File Number)
	      of incorporation)			  (IRS Employer Id No.)


				P.O. Box 6038
			Cypress, California  90630-0038
				(714) 236-1614
		_______________________________________________________
		(Address of Registrant's principal executive office and Registrant's telephone number, including area code)


Item 5.	Other Events.

	On August 21, 2002, Mitsubishi Motors Credit of America, Inc.
("MMCA") transferred a pool of motor vehicle retail installment sale contracts and all the rights and obligations thereunder (collectively, the "Initial Receivables") and certain other property related thereto to MMCA
Auto Receivables Trust II ("MART II") pursuant to a Purchase Agreement, dated as of August 1, 2002 (the "Purchase Agreement"), between MMCA, as seller, and
MART II, as purchaser, and a First-Tier Initial Assignment, dated as of August 1, 2002, by MMCA in favor of MART II. MART II transferred the
Initial Receivables and such other property to MMCA Auto Owner Trust 2002-3
(the "Trust") pursuant to a Sale and Servicing Agreement, dated as of August 1, 2002 (the "Sale and Servicing Agreement"), by and among the Trust, MART II, as the seller, MMCA, as the servicer, simultaneously with the transfer of such property by MMCA to MART II.

      The Purchase Agreement provides for MMCA to transfer additional pools of motor vehicle retail installment contracts and all the rights and obligations thereunder (collectively, the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables") and certain other property related thereto to MART II from time to time during a period beginning on August 21, 2002 and ending not later than December 19, 2002 (the "Pre-Funding Period"). The Sale and Servicing Agreement provides for MART II to transfer the Subsequent Receivables and such other property to the Trust simultaneously with the transfer of such property by MMCA to MART II.

      On September 10, 2002, MMCA transferred a pool of Subsequent Receivables and certain other property related thereto to MART II pursuant to the Purchase Agreement and the First-Tier Subsequent Assignment, dated as of September 10, 2002, by MMCA in favor of MART II. MART II transferred the Subsequent Receivables and such other property to the Trust pursuant to the Sale and Servicing Agreement and a Second-Tier Subsequent Assignment, dated as of September 10,2002, by MART II in favor of the Trust, simultaneously with the transfer of such property by MMCA to MART II.

      The weighted average remaining maturity of the Receivables as of August 31, 2002 (the "Subsequent Cutoff Date"), including the Subsequent Receivables, was 60.15 months.

      As of the Subsequent Cutoff Date, giving effect to the transfer of the Subsequent Receivables, the aggregate principal balance of the balloon payments as a percentage of aggregate principal balance of the Receivables, was 7.10%.

      The Pre-Funding Account Amount after giving effect to the transfer of Subsequent Receivables on September 10, 2002 is less than $100,000. The Prefunding Period is therefore terminated as of September 10, 2002 and MMCA therefore will not transfer any additional motor vehicle retail installment sale contracts to MART II pursuant to the Purchase Agreement, and MART II will not transfer any additional motor vehicle retail installment sale contracts to the Trust.

The following tables set forth the delinquency experience with respect to the level payments due each month on the Trust's motor vehicle retail installment sale contracts as of August 31, 2002 but do not include the delinquency experience with respect to balloon payments due at the end of the term of the motor vehicle retail installment sale contracts which provide for such payments. The period of delinquency is based on the number of days more than 10% of a level payment is contractually past due, and the delinquency rate as a percentage of the balance outstanding represents delinquent dollars as a percentage of dollars outstanding.


                                                 August 31, 2002
                                      ____________________________________
                                                              Balances
                                         Contracts         of Receivables
                                      -------------     ------------------
Delinquent Contracts:

      (i)   30-59 Days.............            198        $  4,522,237.89
      (ii)  60-89 Days.............              5        $    108,397.40
      (iii) 90 Days or More........              0        $   	     0.00


                                                 August 31, 2002
                                      _____________________________________
                                      % of Contracts        % of Balance
                                        Outstanding          Outstanding
                                      ----------------    -----------------
Delinquency Rates:

      (i)   30-59 Days Delinquent....           0.96%                0.90%
      (ii)  60-89 Days Delinquent....           0.02%                0.02%
      (iii) 90 Days or More
              Delinquent.............           0.00%                0.00%


      The following table sets forth the net loss experience with respect to the payments due each month on the Trust's motor vehicle retail installment sale contracts as of August 31, 2002, including motor vehicle retail installment sale contracts which provide for balloon payments at the end of the terms of such motor vehicle retail installment sale contracts.


                                               August 31, 2002
                                      _________________________________
                                         Contracts           Amount
                                      ---------------     -------------

Aggregate Net Losses...............          0            $ 	0.00




Item 7.	Financial Statements and Exhibits.

		(c)  Exhibits.


		Exhibit No.	Document Description
		___________	________________________________

		     1		First Tier Subsequent Assignment

		     2		Second Tier Subsequent Assignment




				SIGNATURES

	Pursuant to the requirements of the Securities Exchange
	Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	MMCA Auto Receivables Trust II
	Dated: September 13, 2002


	/s/ Hideyuki Kitamura
	___________________________________
	By: Hideyuki Kitamura
	Executive V.P., Finance & Treasurer